Exhibit 99.(a)(19)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Variable Investment Series (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on December 8, 2011 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on January 1, 2012 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 14th day of December, 2011

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	December 8, 2011
To be Effective:	January 1, 2012

TO

MORGAN STANLEY VARIABLE INVESTMENT SERIES

DECLARATION OF TRUST

DATED

February 24, 1983

MORGAN STANLEY VARIABLE INVESTMENT SERIES

AMENDMENT TO THE DECLARATION OF TRUST

WHEREAS, Morgan Stanley Variable Investment Series (the “Trust”) was established by the Declaration of Trust dated February 24, 1983, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to supply any omission or to cure, correct or supplement any ambiguous, defective or inconsistent provision thereof;

WHEREAS, the Trustees of the Trust have deemed it advisable to amend the Declaration to add a provision to the Declaration setting forth the principal place of business of the Trust; and

WHEREAS, the Trustees of the Trust have deemed it advisable to amend the Declaration to reflect the current Trustees of the Trust;

NOW, THEREFORE:

I.  Section 11.8 is hereby added to Article XI of the Declaration and shall read in its entirety as follows:

Section 11.8.  Principal Place of Business.  The principal place of business of the Trust shall be 522 Fifth Avenue, New York, New York 10036, or such other location as the Trustees may designate from time to time.

II.  The Trustees of the Trust are:

Frank L. Bowman	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036

Michael Bozic	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036

Kathleen A. Dennis	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036

James F. Higgins	c/o Morgan Stanley Services Company Inc.
Harborside Financial Center 201 Plaza Two
Jersey City, NJ 07311

Dr. Manuel H. Johnson	c/o Johnson Smick Group, Inc.
888 16th Street, N.W., Suite 740
Washington, D.C. 20006

Joseph J. Kearns	c/o Kearns & Associates LLC
PMB754, 22631 Pacific Coast Highway
Malibu, CA 90265

Michael F. Klein	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036

Michael E. Nugent	c/o Triumph Capital, L.P.
445 Park Avenue
New York, NY 10022

W. Allen Reed	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036

Fergus Reid	c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564

III.  The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

IV.  The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

V.  This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 8th day of December, 2011.

/s/ Frank L. Bowman	/s/ Michael Bozic
Frank L. Bowman, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael Bozic, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Manuel H. Johnson
Kathleen A. Dennis, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick Group, Inc. 888 16th Street, N.W., Suite 740 Washington, D.C. 20006

/s/ James F. Higgins	/s/ Joseph J. Kearns
James F. Higgins, as Trustee, and not individually c/o Morgan Stanley Services Company Inc. Harborside Financial Center 201 Plaza Two Jersey City, NJ 07311	Joseph J. Kearns, as Trustee, and not individually c/o Kearns & Associates LLC PMB754, 22631 Pacific Coast Highway Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent
Michael F. Klein, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael E. Nugent, as Trustee, and not individually c/o Triumph Capital, L.P. 445 Park Avenue New York, NY 10022

/s/ W. Allen Reed	/s/ Fergus Reid
W. Allen Reed, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Fergus Reid, as Trustee, and not individually c/o Joe Pietryka, Inc. 85 Charles Colman Blvd. Pawling, NY 12564